Exhibit 99.1

AIM ImmunoTech Names Ellen Lintal as New Chief Financial Officer

OCALA, Fla., September 16, 2019 — AIM ImmunoTech Inc. (NYSE American: AIM), an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers and immune-deficiency diseases — such as myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) — today named Ellen Lintal as its new Chief Financial Officer.

The Board of Directors unanimously approved Lintal for the senior leadership position. She succeeds Adam Pascale, who stepped down after more than two decades with the company. Lintal joined the company — then named Hemispherx Biopharma Inc. — in 2018 as Vice President of Finance & Control, before being promoted to Chief Accounting Officer earlier this year.

“Ellen has proven herself to be an invaluable member of our Company and I’m grateful to have her join our senior leadership team,” said CEO Thomas K. Equels. “Her extensive experience in finance management and with public company accounting — especially in mergers and acquisitions — may be critical as we continue to move our drug Ampligen through multiple oncology clinical trials and, if those trials are successful, prepare for out-licensing or the acquisition of Ampligen in oncology.”

Before joining AIM ImmunoTech, Lintal spent a decade at an international non-profit organization, serving as Chief Financial Officer and SVP of Finance & Control. Her more than 25-year career also includes public company accounting experience at Corning Inc., Carlisle Companies and AGY, where she participated in executing key priorities specializing in financial management, strategic planning and mergers and acquisitions.

About AIM ImmunoTech

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers. AIM’s flagship products include the Argentina-approved drug rintatolimod (trade names Ampligen® or Rintamod®) and the FDA-approved drug Alferon N Injection®. Based on results of published, peer-reviewed pre-clinical studies and clinical trials, AIM believes that Ampligen® may have broad-spectrum anti-viral and anti-cancer properties. Clinical trials of Ampligen® include studies of cancer patients with renal cell carcinoma, malignant melanoma, colorectal cancer, advanced recurrent ovarian cancer and triple negative metastatic breast cancer. These and other potential uses will require additional clinical trials to confirm the safety and effectiveness data necessary to support regulatory approval and additional funding. Rintatolimod is a double-stranded RNA being developed for globally important debilitating diseases and disorders of the immune system.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For example, no assurance can be given as to whether the current or planned trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data. Among other things, for forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

Contacts:

Crescendo Communications, LLC

Phone: 212-671-1021

Email: aim@crescendo-ir.com

Hayden IR

Phone: 646-755-7412

Email: James@HaydenIR.com

AIM ImmunoTech Inc.

Phone: 800-778-4042

Email: IR@aimimmuno.com